February 2010

Members and Friends:

Production- This certainly has been a challenging winter season with such the severe weather. Despite the cold and snow, our team survived, and kept the plant running. The winter storms also made it difficult getting employees to work and home safely, but we had everyone making great efforts to get to work. Overall during the first quarter of the fiscal year we were able to reach nameplate capacity. Our Plant Manager, Dan Wych, our department managers and our personnel in operations, maintenance, and material handling did an excellent job keeping everything operating, particularly our steam line, all under the very difficult weather conditions. Now with the weather abating and operations returning to a steady state, we are now focusing on increasing capacity. Recently, we completed a successful upgrade of our hammer mill motors. In May we are scheduled to install additional equipment to our water treatment facility. These are two key processes, corn grind and water quality, which were bottlenecks to our increasing production. We continue to fine tune the operations, making changes to ensure we maximize production while achieving high yields and energy efficiency.

Financials- Our 10Q, quarterly financial report, has been filed with the Security and Exchange Commission (SEC) for the period October 1, 2009 to December 31, 2009.  We generated a positive EBITDA (Earnings Before Interest Taxes Depreciation and Amortization) of $5.3 million during this period. You can access this information through our website at: www.sireethanol.com  . Click on the Investor Relations Tab, and select SIRE's SEC forms are available for viewing on the SEC's website. The 2009 K-1s (tax information) were mailed in February. Questions should be directed to Karen Kroymann, Controller, at  712-352-5007.

Our 2010 Proxy and 2009 Annual Report are available on the website (also at the Investor Relations Tab).  The invitation to our 2010 Annual Meeting has been sent out. The meeting is scheduled for March 19th at the Treynor Community Center at 1:00 pm (a location map is available on the website).  Our speakers will be Matt Thibodeaux of Bunge North America, Inc. who will speak on Risk Management; Jayson Menke of Alerus Securities Corporation who will speak on the Qualified Matching Service which may be used by current members to post an offer to purchase or sell currently owned units; and a representative from the Iowa Renewable Fuels Association, with an update on biofuels legislative activities.  Karol King, Chairman, Karen Kroymann, Controller, and I are also on the agenda.

After the meeting we will be conducting guided plant tours; visit our website for further instructions . Please contact Betty Harmsen, Investor Relations, at 877-776-5999 or email at proxy@sireethanol.com to RSVP for the tours, questions regarding  the Annual Meeting or to request copies of the Annual Report and Proxy.

Safety- In March we will participate in our fifth quarterly audit with the ICM safety group. Participation in this process has been very important for our Safety program.  Our safety audit score has continued to improve and our last score put us in the top 5 of the 60 plants participating. We also have Monthly Safety/ Communication Meetings with all employees to emphasize and expand our safety training.  As of February 23, 2010 we have had 90 days without a lost time accident.

SIRE Newsletter – Volume IV Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

Human Resources- Since our last newsletter we have welcomed the following employees; James Uhl, Utility Operator, Jimmy Jones, Welder, Travis Shady, Production Operator, Kevin Pointer, Production Operator, and Brad Anderson, Maintenance. We also have had several individuals change positions; Paul Blystone and Ted Perez moved to Material Handler, Matt Law and David Carlson were promoted to Production Operator Leads,  Darren West moved to Maintenance, and  Jake Eikmeier became the Reliability Manager. We continue to have a group which functions well together, working as a team. Over this winter they have risen to many challenges, with our production numbers reflecting their successes.

We completed Employee Evaluations in January and have implemented an Employee Incentive Program based on goals for EBITDA, Safety, and Production.

Markets- Transportation has been very challenging; again the weather has been the primary reason.  Our rail cars have been delayed by snow and ice on multiple occasions. We did keep operations running at nameplate while balancing shipments of DDGS and ethanol. We continue to ship units trains (generally 100 rail cars) of ethanol to most areas of the USA. Our DDGS are shipped to both domestic and international destinations. We have a strong local truck market with some trucks ending up in a container market reaching the Far East. The rail market reaches as far as Mexico. Corn continues to come in. The holiday weather brought some significant transportation issues to local customers trying to deliver corn to the plant; however, we were able to overcome the inventory drop by bringing corn in from the leased Bunge elevator in downtown Council Bluffs. Below are Updated Production Graphs:

(the data has been adjusted to reflect revisions in inventories)

Regulatory Action- The Renewable Fuel Association is expecting a ruling on the E-15 waiver by June. This would allow ethanol to be blended with gasoline up to 15%. We will have a representative from the Iowa Renewable Fuels Association give an update on pending legislation affecting biofuels at the Annual Meeting.

SIRE Newsletter – Volume IV Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings..

During the past couple of months, I have had the opportunity to meet and talk with many of our members. I have enjoyed these meetings and hope to see many of you at the Annual Meeting. Please feel free to contact me at (712) 352-5002 should you have any questions or concerns.

Thank you for your support

Brian Cahill, General Manager/CEO

SIRE Newsletter – Volume IV Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.